                                                   Exhibit 99.1

                                       TROPICAL SPORTSWEAR INT'L CORPORATION
                                           2000 LONG-TERM INCENTIVE PLAN
                                            AS AMENDED JANUARY 28, 2003

                                                     ARTICLE 1
                                                      PURPOSE

         1.1      GENERAL.  The purpose of the Tropical  Sportswear  Int'l  Corporation  2000  Long-Term  Incentive
Plan (the "Plan") is to promote the success,  and enhance the value, of Tropical  Sportswear Int'l Corporation (the
"Corporation"),  by linking the personal interests of its employees,  officers,  directors and consultants to those of  Corporation  shareholders  and by providing  such persons with an incentive for  outstanding  performance.  The
Plan is further  intended to provide  flexibility  to the  Corporation  in its ability to  motivate,  attract,  and retain the services of employees,  officers,  directors and consultants upon whose judgment,  interest, and special effort the successful conduct of the Corporation's  operation is largely dependent.  Accordingly,  the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants.

                                                     ARTICLE 2
                                                  EFFECTIVE DATE

         2.1      EFFECTIVE  DATE.  The Plan shall be  effective  as of the date upon which it shall be approved by the shareholders of the Corporation (the "Effective Date").

                                                     ARTICLE 3
                                                    DEFINITIONS

         3.1      DEFINITIONS.  When a word or phrase  appears in this Plan with the  initial  letter  capitalized, and the word or phrase  does not  commence a  sentence,  the word or phrase  shall  generally  be given the meaning ascribed to it in this  Section or in Section 1.1 unless a clearly  different  meaning is required by the  context.
The following words and phrases shall have the following meanings:

                  (a)      "Award"  means  any  Option,   Stock   Appreciation   Right,   Restricted  Stock  Award,
         Performance Share Award,  Dividend  Equivalent  Award, or Other  Stock-Based  Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

                  (b)      "Award  Agreement"  means  any  written  agreement,  contract,  or other  instrument  or document evidencing an Award.

                  (c)      "Board" means the Board of Directors of the Corporation.

                  (d)      "Change of  Control"  means and  includes  the  occurrence  of any one of the  following events:

                           (i)  individuals  who,  at the  Effective  Date,  constitute  the Board (the  "Incumbent
                  Directors")  cease for any reason to constitute  at least a majority of the Board,  provided that any person  becoming a director  after the Effective  Date and whose  election or nomination  for election was  approved by a vote of at least a majority of the  Incumbent  Directors  then on the
                  Board  (either by a specific  vote or by approval of the proxy  statement of the  Corporation  in which  such  person  is named as a  nominee  for  director,  without  written  objection  to such nomination)  shall be an Incumbent  Director;  provided,  however,  that no individual  initially elected or  nominated  as a director of the  Corporation  as a result of an actual or  threatened election  contest (as described in Rule 14a-11 under the 1934 Act  ("Election  Contest") or other actual or  threatened  solicitation  of proxies or consents by or on behalf of any  "person"  (as such term is  defined in Section  3(a)(9)  of the 1934 Act and as used in  Section  13(d)(3)  and
                  14(d)(2)  of the 1934 Act) other than the Board  ("Proxy  Contest"),  including  by reason of any agreement  intended to avoid or settle any Election Contest or Proxy Contest,  shall be deemed an
                  Incumbent Director;

                           (ii) any person  becomes a  "beneficial  owner" (as defined in Rule 13d-3 under the 1934
                  Act),  directly or indirectly,  of securities of the  Corporation  representing  more than 50% or more of the combined voting power of the Corporation's  then outstanding  securities  eligible to vote for the election of the Board (the "Company Voting  Securities");  provided,  however,  that the event  described in this  paragraph (ii) shall not be deemed to be a Change in Control of the
                  Corporation by virtue of any of the following  acquisitions:  (A) any acquisition by a person who is on the  Effective  Date  the  beneficial  owner of more  than  50% or more of the  outstanding
                  Company Voting  Securities,  (B) an acquisition  by the  Corporation  which reduces the number of
                  Company Voting  Securities  outstanding  and thereby results in any person  acquiring  beneficial ownership  of more than 50% of the  outstanding  Company  Voting  Securities;  provided,  that if after  such  acquisition  by  the  Corporation  such  person  becomes  the  beneficial  owner  of additional  Company  Voting  Securities  that  increases the  percentage of  outstanding  Company
                  Voting  Securities  beneficially  owned by such  person,  a Change in Control of the  Corporation shall then occur,  (C) an acquisition by any employee  benefit plan (or related trust)  sponsored or  maintained  by the  Corporation  or any  Parent  or  Subsidiary,  (D)  an  acquisition  by an underwriter  temporarily  holding securities  pursuant to an offering of such securities,  or (E)
                  an acquisition pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)); or

                             (iii)  the consummation  of  a  reorganization, merger, consolidation, statutory share exchange  or  similar form of corporate transaction  involving  the Corporation that requires the approval  of  the  Corporation's stockholders,  whether  for  such transaction or the issuance of securities in the  transaction (a "Reorganization"),  or  the sale or other disposition of all or substantially  all  of  the  Corporation's assets  to  an  entity that is not an affiliate of the
                  Corporation (a "Sale"), unless immediately  following such  Reorganization or Sale: (A) more than
                  50% of the total voting power of (x) the  corporation  resulting from  such Reorganization or the corporation which has  acquired all  or  substantially  all  of the assets of the Corporation (in either case, the "Surviving Corporation"), or (y) if applicable,  the ultimate parent corporation that directly  or indirectly has beneficial ownership of 100% of  the  voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by the
                  Corporation Voting Securities  that were  outstanding immediately prior to such Reorganization or
                  Sale (or, if applicable, is represented by  shares into which such Company Voting Securities were converted pursuant to  such  Reorganization or Sale),  and  such  voting  power among the holders thereof is in substantially the  same  proportion  as  the  voting  power of such  Company Voting
                  Securities among  the  holders  thereof immediately prior to the  Reorganization or Sale,  (B) no person  (other  than  (x)  the  Corporation, (y) any  employee  benefit  plan  (or related trust)
                  sponsored or maintained by the Surviving Corporation or the  Parent Corporation,  or (z) a person who immediately prior to the Reorganization or Sale was  the beneficial owner of more than 50% of the outstanding Company Voting Securities) is the  beneficial  owner,  directly or indirectly, of more than 50% of  the  total voting  power of the outstanding voting securities eligible to elect directors  of  the  Parent  Corporation  (or,  if  there is no Parent Corporation,  the Surviving
                  Corporation), and (C) at least a  majority of the members of the board of directors of the Parent
                  Corporation (or,  if  there  is  no  Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or  Sale  were  Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing  for  such  Reorganization  or  Sale
                  (any  Reorganization  or  Sale  which satisfies all of the criteria specified in (A), (B) and (C)
                   above shall be deemed to be a "Non-Qualifying Transaction").

                  (e)      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  (f)      "Committee" means the committee of the Board described in Article 4.

                  (g)      "Corporation" means Tropical Sportswear Int'l, Inc., a Florida corporation.

                  (h)      "Covered  Employee"  means a covered  employee  as  defined in Code  Section  162(m)(3), provided  that no employee  shall be a Covered  Employee  until the  deduction  limitation of Code Section
         162(m) are applicable to the  Corporation  and any reliance  period under Code Section 162(m) has expired, as described in Section 16.15 hereof.

                  (i)      "Disability"  shall  mean any  illness  or  other  physical  or  mental  condition  of a
         Participant  that renders the  Participant  incapable of performing his customary and usual duties for the
         Corporation,  or any medically  determinable  illness or other physical or mental condition resulting from a bodily injury,  disease or mental  disorder  which,  in the judgment of the Committee,  is permanent and continuous in nature.  The Committee may require such medical or other  evidence as it deems  necessary to judge the nature and permanency of the Participant's  condition.  Notwithstanding  the above, with respect to an Incentive Stock Option,  Disability  shall mean Permanent and Total Disability as defined in Section
         22(e)(3) of the Code.

                  (j)      "Dividend Equivalent" means a right granted to a Participant under Article 11.

                  (k)      "Effective Date" has the meaning assigned such term in Section 2.1.

                  (l)      "Fair  Market  Value",  on any date,  means  (i) if the Stock is listed on a  securities exchange or is traded over the Nasdaq  National  Market,  the closing sales price on such exchange or over such  system on such date or, in the absence of reported  sales on such date,  the closing  sales price on the  immediately  preceding  date on which  sales were  reported,  or (ii) if the Stock is not listed on a securities  exchange  or traded  over the Nasdaq  National  Market,  the mean  between the bid and offered prices as quoted by Nasdaq for such date,  provided  that if it is  determined  that the fair market value is not properly  reflected by such Nasdaq  quotations,  Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

                  (m)      "Incentive  Stock Option" means an Option that is intended to meet the  requirements  of
         Section 422 of the Code or any successor provision thereto.

                  (n)      "Non-Qualified Stock Option" means an Option that is not an Incentive Stock Option.

                  (o)      "Option"  means  a  right  granted  to a  Participant  under  Article  7 of the  Plan to purchase Stock at a specified  price during  specified time periods.  An Option may be either an Incentive
         Stock Option or a Non-Qualified Stock Option.

                  (p)      "Other  Stock-Based  Award" means a right,  granted to a  Participant  under Article 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.

                  (q)      "Parent"  means  a  corporation  which  owns  or  beneficially  owns a  majority  of the outstanding  voting stock or voting power of the Corporation.  Notwithstanding  the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(f) of the Code.

                  (r)      "Participant"  means a person who, as an employee,  officer,  director or  consultant of the Corporation or any Parent or Subsidiary, has been granted an Award under the Plan.

                  (s)      "Performance  Share" means a right granted to a Participant  under Article 9, to receive cash,  Stock,  or other Awards,  the payment of which is contingent  upon  achieving  certain  performance goals established by the Committee.

                  (t)      "Plan" means the Tropical  Sportswear  Int'l,  Inc. 2000  Long-Term  Incentive  Plan, as
         amended from time to time.

                  (u)      "Restricted  Stock Award" means Stock granted to a Participant  under Article 10 that is subject to certain restrictions and to risk of forfeiture.

                  (v)      "Stock"  means  the $.01  par  value  common  stock of the  Corporation  and such  other securities of the Corporation as may be substituted for Stock pursuant to Article 14.

                  (w)      "Stock  Appreciation  Right"  or "SAR"  means a right  granted  to a  Participant  under
         Article 8 to receive a payment equal to the  difference  between the Fair Market Value of a share of Stock as of the date of  exercise  of the SAR over the grant  price of the SAR,  all as  determined  pursuant to
         Article 8.

                  (x)      "Subsidiary"  means any corporation,  limited  liability  company,  partnership or other entity  of which a  majority  of the  outstanding  voting  stock or  voting  power is  beneficially  owned directly or indirectly by the Corporation.  Notwithstanding  the above, with respect to an Incentive Stock
         Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

                  (y)      "1933 Act" means the Securities Act of 1933, as amended from time to time.

                  (z)      "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.

                                                     ARTICLE 4
                                                  ADMINISTRATION

         4.1      COMMITTEE.  The Plan shall be  administered  by a committee  (the  "Committee")  appointed by the
Board (which  Committee  shall consist of two or more  directors)  or, at the  discretion of the Board from time to time,  the Plan may be  administered  by the Board.  It is intended  that the  directors  appointed to serve on the
Committee shall be "non-employee  directors"  (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and
"outside  directors" (within the meaning of Code Section 162(m) and the regulations  thereunder) to the extent that
Rule 16b-3 and, if necessary  for relief from the  limitation  under Code Section  162(m) and such relief is sought by the Corporation,  Code Section 162(m),  respectively,  are applicable.  However,  the mere fact that a Committee member shall fail to qualify  under either of the foregoing  requirements  shall not  invalidate  any Award made by the  Committee  which  Award is  otherwise  validly  made under the Plan.  The  members of the  Committee  shall be appointed  by,  and may be changed at any time and from time to time in the  discretion  of, the Board.  During any time  that the Board is  acting  as  administrator  of the  Plan,  it shall  have all the  powers of the  Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.

         4.2      ACTION BY THE  COMMITTEE.  For  purposes  of  administering  the  Plan,  the  following  rules of procedure  shall  govern the  Committee.  A majority of the  Committee  shall  constitute  a quorum.  The acts of a majority of the  members  present at any meeting at which a quorum is present,  and acts  approved  unanimously  in writing by the  members of the  Committee  in lieu of a meeting,  shall be deemed the acts of the  Committee.  Each member of the Committee is entitled to, in good faith, rely or act upon any report or other  information  furnished to that member by any officer or other employee of the Corporation or any Parent or Subsidiary,  the  Corporation's
independent certified public accountants,  or any executive compensation  consultant or other professional retained by the Corporation to assist in the administration of the Plan.

         4.3      AUTHORITY  OF  COMMITTEE.  Except as provided  below,  the  Committee  has the  exclusive  power, authority and discretion to:

                  (a)      Designate Participants;

                  (b)      Determine the type or types of Awards to be granted to each Participant;

                  (c)      Determine  the  number  of  Awards to be  granted  and the  number of shares of Stock to which an Award will relate;

                  (d)      Determine the terms and  conditions  of any Award granted under the Plan,  including but not limited to, the exercise price,  grant price, or purchase  price,  any  restrictions or limitations on the Award, any schedule for lapse of forfeiture  restrictions or restrictions on the  exercisability of an
         Award, and  accelerations or waivers thereof,  based in each case on such  considerations as the Committee in its sole discretion determines;

                  (e)      Accelerate  the vesting or lapse of  restrictions  of any  outstanding  Award,  based in each case on such considerations as the Committee in its sole discretion determines;

                  (f)      Determine  whether,  to what  extent,  and  under  what  circumstances  an Award  may be settled  in, or the  exercise  price of an Award  may be paid in,  cash,  Stock,  other  Awards,  or other property, or an Award may be canceled, forfeited, or surrendered;

                  (g)      Prescribe  the  form of each  Award  Agreement,  which  need not be  identical  for each
         Participant;

                  (h)      Decide all other matters that must be determined in connection with an Award;

                  (i)      Establish,  adopt or revise  any  rules  and  regulations  as it may deem  necessary  or advisable to administer the Plan;

                  (j)      Make all other  decisions and  determinations  that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and

                  (k)      Amend the Plan or any Award Agreement as provided herein.

         Not  withstanding  the above,  the Board or the Committee may  expressly  delegate to a special  committee consisting  of one or more  directors  who are also  officers  of the  Corporation  some or all of the  Committee's authority under  subsections (a) through (g) above with respect to those eligible  Participants who, at the time of grant are not, and are not  anticipated to be become,  either (i) Covered  Employees or (ii) persons subject to the insider trading restrictions of Section 16 of the 1934 Act.

         4.4.     DECISIONS  BINDING.  The  Committee's  interpretation  of the Plan,  any Awards granted under the
Plan,  any Award  Agreement  and all  decisions and  determinations  by the Committee  with respect to the Plan are final, binding, and conclusive on all parties.

                                                     ARTICLE 5
                                            SHARES SUBJECT TO THE PLAN

         5.1.     NUMBER OF SHARES.  Subject to  adjustment as provided in Section  14.1,  the aggregate  number of
Shares  reserved  and  available  for  Awards or which  may be used to  provide  a basis of  measurement  for or to determine  the  value  of an  Award  (such  as with a Stock  Appreciation  Right  or  Performance  Award)  shall be
2,100,000,  any or all of which may be granted in the form of Incentive  Stock  Options.  Not more than 10% of such aggregate number of Shares may be granted as Awards of Restricted Stock or unrestricted Stock Awards.

         5.2.     LAPSED  AWARDS.  To the extent that an Award is canceled,  terminates,  expires or lapses for any reason,  any shares of Stock  subject to the Award will again be available for the grant of an Award under the Plan and shares  subject to SARs or other Awards  settled in cash will be available  for the grant of an Award under the
Plan.

         5.3.     STOCK  DISTRIBUTED.  Any  Stock  distributed  pursuant  to an Award may  consist,  in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

         5.4.     LIMITATION  ON AWARDS.  Notwithstanding  any  provision in the Plan to the contrary  (but subject to  adjustment  as provided in Section  14.1),  the maximum  number of shares of Stock with  respect to one or more
Options  and/or SARs that may be granted during any one calendar year under the Plan to any one  Participant  shall be 200,000.  The maximum  fair market  value  (measured  as of the date of grant) of any Awards  other than Options and SARs that may be received by any one  Participant  (less any  consideration  paid by the  Participant  for such
Award) during any one calendar year under the Plan shall be $4,000,000.

                                                     ARTICLE 6
                                                    ELIGIBILITY

         6.1.     GENERAL.  Awards may be granted only to  individuals  who are employees,  officers,  directors or consultants of the Corporation or a Parent or Subsidiary.

                                                     ARTICLE 7
                                                   STOCK OPTIONS

         7.1.     GENERAL.  The Committee is authorized to grant  Options to  Participants  on the following  terms and conditions:

                  (a)      EXERCISE  PRICE.  The  exercise  price  per  share of Stock  under  an  Option  shall be determined by the  Committee,  provided that the exercise  price for any Option shall not be less than the
         Fair Market Value as of the date of the grant.

                  (b)      TIME AND  CONDITIONS  OF EXERCISE.  The Committee  shall  determine the time or times at which  an  Option  may be  exercised  in  whole  or in  part.  The  Committee  also  shall  determine  the performance  or other  conditions,  if any, that must be satisfied  before all or part of an Option may be exercised.  The  Committee  may waive any exercise  provisions  at any time in whole or in part based upon factors as the Committee may determine in its sole  discretion so that the Option  becomes  exercisable at an earlier date.

                  (c)      PAYMENT.  The Committee  shall  determine the methods by which the exercise  price of an
         Option may be paid, the form of payment,  including,  without limitation,  cash, shares of Stock, or other property (including "cashless exercise"  arrangements),  and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants;  provided,  however, that if shares of Stock are used to pay the exercise price of an Option,  such shares must have been held by the  Participant  for at least six months.

                  (d)      EVIDENCE  OF  GRANT.  All  Options  shall be  evidenced  by a  written  Award  Agreement between the  Corporation and the  Participant.  The Award  Agreement  shall include such  provisions,  not inconsistent with the Plan, as may be specified by the Committee.

                  (e)      EXERCISE  TERM. In no event may any Option be  exercisable  for more than ten years from the date of its grant.

         7.2.     INCENTIVE  STOCK OPTIONS.  The terms of any Incentive  Stock Options  granted under the Plan must comply with the following additional rules:

                  (a)      EXERCISE  PRICE.  The exercise  price per share of Stock shall be set by the  Committee, provided  that the exercise  price for any  Incentive  Stock Option shall not be less than the Fair Market
         Value as of the date of the grant.

                  (b)      EXERCISE.  In no event may any Incentive  Stock Option be exercisable  for more than ten years from the date of its grant.

                  (c)      LAPSE OF OPTION.  An  Incentive  Stock  Option  shall  lapse  under the  earliest of the following circumstances:

                           (1)      The  Incentive  Stock Option shall lapse as of the option  expiration  date set forth in the Award Agreement.

                           (2)      The  Incentive  Stock Option shall lapse ten years after it is granted,  unless an earlier time is set in the Award Agreement.

                           (3)      If the Participant  terminates employment for any reason other than as provided in paragraph (4) or (5) below,  the Incentive  Stock Option shall lapse,  unless it is previously exercised,  three months after the Participant's  termination of employment;  provided,  however, that if the  Participant's  employment is terminated by the  Corporation for cause (as determined by the  Corporation),  the Incentive Stock Option shall (to the extent not previously  exercised)
                  lapse immediately.

                           (4)      If the  Participant  terminates  employment  by reason of his  Disability,  the
                  Incentive  Stock  Option  shall  lapse,  unless it is  previously  exercised,  one year after the
                  Participant's termination of employment.

                           (5)      If the  Participant  dies  while  employed,  or during the  three-month  period described in paragraph  (3) or during the one-year  period  described in paragraph (4) and before the Option  otherwise  lapses,  the Option  shall lapse one year after the  Participant's  death.
                  Upon the  Participant's  death,  any exercisable  Incentive Stock Options may be exercised by the
                  Participant's beneficiary, determined in accordance with Section 13.6.

                  Unless  the  exercisability  of  the  Incentive  Stock  Option  is  accelerated  as  provided  in
         Article 13,  if a  Participant  exercises an Option after  termination  of  employment,  the Option may be exercised only with respect to the shares that were otherwise vested on the  Participant's  termination of employment.

                  (d)      INDIVIDUAL  DOLLAR  LIMITATION.  The aggregate  Fair Market Value  (determined as of the time an Award is made) of all shares of Stock with  respect to which  Incentive  Stock  Options  are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

                  (e)      TEN PERCENT  OWNERS.  No Incentive  Stock Option shall be granted to any individual who, at the date of grant,  owns stock  possessing  more than ten percent of the total combined voting power of all classes of stock of the  Corporation  or any Parent or Subsidiary  unless the exercise price per share of such Option is at least 110% of the Fair  Market  Value per share of Stock at the date of grant and the
         Option expires no later than five years after the date of grant.

                  (f)      EXPIRATION  OF INCENTIVE  STOCK  OPTIONS.  No Award of an Incentive  Stock Option may be
         made pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date.

                  (g)      RIGHT TO EXERCISE.  During a  Participant's  lifetime,  an Incentive Stock Option may be exercised only by the Participant or, in the case of the  Participant's  Disability,  by the Participant's
         guardian or legal representative.

                  (h)      DIRECTORS.  The  Committee  may not grant an Incentive  Stock  Option to a  non-employee director.  The  Committee  may grant an  Incentive  Stock  Option to a director who is also an employee of the Corporation or Parent or Subsidiary but only in that  individual's  position as an employee and not as a director.

                                                     ARTICLE 8
                                             STOCK APPRECIATION RIGHTS

         8.1.     GRANT OF SARs.  The  Committee  is  authorized  to grant SARs to  Participants  on the  following terms and conditions:

                  (a)      RIGHT TO PAYMENT.  Upon the exercise of a Stock  Appreciation  Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

                          (1)       The Fair Market Value of one share of Stock on the date of exercise; over

                          (2)       The  grant  price  of  the  Stock  Appreciation  Right  as  determined  by  the
                 Committee,  which shall not be less than the Fair  Market  Value of one share of Stock on the date of grant in the case of any SAR related to an Incentive Stock Option.

                  (b)      OTHER  TERMS.  All awards of Stock  Appreciation  Rights  shall be evidenced by an Award
         Agreement.  The terms,  methods of  exercise,  methods of  settlement,  form of  consideration  payable in settlement,  and any other terms and  conditions  of any Stock  Appreciation  Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.

                                                     ARTICLE 9
                                                PERFORMANCE SHARES

         9.1.     GRANT OF  PERFORMANCE  SHARES.  The  Committee  is  authorized  to grant  Performance  Shares  to
Participants  on such terms and  conditions  as may be  selected by the  Committee.  The  Committee  shall have the complete  discretion to determine  the number of  Performance  Shares  granted to each  Participant.  All Awards of
Performance Shares shall be evidenced by an Award Agreement.

         9.2.     RIGHT TO  PAYMENT.  A grant of  Performance  Shares  gives  the  Participant  rights,  valued  as determined by the Committee,  and payable to, or exercisable  by, the  Participant to whom the  Performance  Shares are granted,  in whole or in part, as the Committee  shall  establish at grant or thereafter.  The Committee  shall set performance  goals and other terms or conditions to payment of the Performance  Shares in its discretion which, depending  on the extent to which they are met,  will  determine  the number and value of  Performance  Shares that will be paid to the Participant.

         9.3.     OTHER  TERMS.  Performance  Shares may be payable in cash,  Stock,  or other  property,  and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement.

                                                    ARTICLE 10
                                              RESTRICTED STOCK AWARDS

         10.1.    GRANT OF RESTRICTED  STOCK.  The  Committee is  authorized to make Awards of Restricted  Stock to
Participants  in such amounts and subject to such terms and  conditions  as may be selected by the  Committee.  All
Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

         10.2.    ISSUANCE  AND   RESTRICTIONS.   Restricted  Stock  shall  be  subject  to  such  restrictions  on transferability and other restrictions as the Committee may impose (including,  without limitation,  limitations on the  right  to  vote  Restricted  Stock  or the  right  to  receive  dividends  on  the  Restricted  Stock).  These
restrictions  may  lapse  separately  or  in  combination  at  such  times,  under  such  circumstances,   in  such
installments,  upon the satisfaction of performance goals or otherwise,  as the Committee determines at the time of the grant of the Award or thereafter.

         10.3.    FORFEITURE.  Except as  otherwise  determined  by the  Committee  at the time of the grant of the
Award or thereafter,  upon termination of employment  during the applicable  restriction  period or upon failure to satisfy a  performance  goal  during  the  applicable  restriction  period,  Restricted  Stock that is at that time subject to  restrictions  shall be  forfeited  and  reacquired  by the  Corporation;  provided,  however,  that the
Committee may provide in any Award  Agreement that  restrictions  or forfeiture  conditions  relating to Restricted
Stock will be waived in whole or in part in the event of  terminations  resulting  from specified  causes,  and the
Committee  may in other  cases  waive in  whole  or in part  restrictions  or  forfeiture  conditions  relating  to
Restricted Stock.

         10.4.    CERTIFICATES  FOR RESTRICTED  STOCK.  Restricted Stock granted under the Plan may be evidenced in such  manner as the  Committee  shall  determine.  If  certificates  representing  shares of  Restricted  Stock are registered in the name of the  Participant,  certificates  must bear an appropriate  legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

                                                    ARTICLE 11
                                               DIVIDEND EQUIVALENTS

         11.1     GRANT OF DIVIDEND  EQUIVALENTS.  The  Committee is authorized to grant  Dividend  Equivalents  to
Participants  subject to such terms and  conditions  as may be  selected  by the  Committee.  Dividend  Equivalents shall  entitle the  Participant  to receive  payments  equal to  dividends  with respect to all or a portion of the number of shares of Stock  subject to an Award,  as  determined  by the  Committee.  The Committee may provide that
Dividend  Equivalents  be paid or  distributed  when  accrued or be deemed to have been  reinvested  in  additional shares of Stock, or otherwise reinvested.

                                                    ARTICLE 12
                                             OTHER STOCK-BASED AWARDS

         12.1.    GRANT OF OTHER  STOCK-BASED  AWARDS.  The Committee is authorized,  subject to limitations  under applicable  law, to grant to  Participants  such other  Awards  that are payable in,  valued in whole or in part by reference  to, or otherwise  based on or related to shares of Stock,  as deemed by the  Committee to be  consistent with the purposes of the Plan,  including  without  limitation  shares of Stock awarded purely as a "bonus" and not subject to any restrictions or conditions,  convertible or exchangeable debt securities,  other rights  convertible or  exchangeable  into  shares of Stock,  and Awards  valued by  reference  to book value of shares of Stock or the value of securities of or the  performance of specified  Parents or  Subsidiaries.  The Committee  shall  determine the terms and conditions of such Awards.

                                                    ARTICLE 13
                                          PROVISIONS APPLICABLE TO AWARDS

         13.1.    STAND-ALONE,  TANDEM,  AND  SUBSTITUTE  AWARDS.  Awards  granted  under  the  Plan  may,  in  the discretion of the  Committee,  be granted either alone or in addition to, in tandem with, or in  substitution  for, any other Award granted under the Plan. If an Award is granted in  substitution  for another  Award,  the Committee may require the surrender of such other Award in  consideration  of the grant of the new Award.  Awards  granted in addition to or in tandem with other  Awards may be granted  either at the same time as or at a different  time from the grant of such other Awards.

         13.2.    EXCHANGE  PROVISIONS.  The Committee may at any time offer to exchange or buy out any  previously granted Award for a payment in cash,  Stock, or another Award (subject to Section 14.1 and Section 15.2),  based on the terms and conditions  the Committee  determines and  communicates  to the  Participant at the time the offer is made, and after taking into account the tax, securities and accounting effects of such an exchange.

         13.3.    TERM OF AWARD.  The term of each Award shall be for the period as  determined  by the  Committee, provided that in no event shall the term of any  Incentive  Stock Option or a Stock  Appreciation  Right granted in tandem  with the  Incentive  Stock  Option  exceed a period of ten years from the date of its grant (or, if Section
7.2(e) applies, five years from the date of its grant).

         13.4.    FORM OF PAYMENT  FOR  AWARDS.  Subject to the terms of the Plan and any  applicable  law or Award
Agreement,  payments or transfers to be made by the  Corporation or a Parent or Subsidiary on the grant or exercise of an Award may be made in such form as the Committee  determines at or after the time of grant,  including without limitation,  cash, Stock, other Awards, or other property, or any combination,  and may be made in a single payment or transfer,  in  installments,  or on a deferred  basis,  in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

         13.5.    LIMITS ON  TRANSFER.  No right or interest of a  Participant  in any  unexercised  or  restricted
Award may be pledged,  encumbered,  or  hypothecated  to or in favor of any party other than the  Corporation  or a
Parent or Subsidiary,  or shall be subject to any lien,  obligation,  or liability of such Participant to any other party  other  than the  Corporation  or a Parent  or  Subsidiary.  No  unexercised  or  restricted  Award  shall be assignable or transferable by a Participant  other than by will or the laws of descent and  distribution or, except in the case of an  Incentive  Stock  Option,  pursuant to a domestic  relations  order that would  satisfy  Section
414(p)(1)(A)  of the  Code if such  Section  applied  to an Award  under  the  Plan;  provided,  however,  that the
Committee may (but need not) permit other transfers  where the Committee  concludes that such  transferability  (i)
does not result in accelerated  taxation,  (ii) does not cause any Option  intended to be an incentive stock option to fail to be described in Code Section  422(b),  and (iii) is otherwise  appropriate  and  desirable,  taking into account any factors  deemed  relevant,  including  without  limitation,  state or federal  tax or  securities  laws applicable to transferable Awards.

         13.6     BENEFICIARIES.  Notwithstanding  Section  13.5, a  Participant  may, in the manner  determined by the Committee,  designate a beneficiary to exercise the rights of the Participant  and to receive any  distribution with respect to any Award upon the Participant's death. A beneficiary,  legal guardian,  legal  representative,  or other person  claiming any rights under the Plan is subject to all terms and  conditions  of the Plan and any Award
Agreement  applicable to the Participant,  except to the extent the Plan and Award Agreement otherwise provide, and to any  additional  restrictions  deemed  necessary or appropriate  by the  Committee.  If no beneficiary  has been designated  or  survives  the  Participant,  payment  shall be made to the  Participant's  estate.  Subject  to the foregoing,  a beneficiary  designation  may be changed or revoked by a Participant  at any time provided the change or revocation is filed with the Committee.

         13.7.    STOCK  CERTIFICATES.  All  Stock  certificates  delivered  under  the  Plan  are  subject  to any stop-transfer  orders and other  restrictions  as the Committee deems necessary or advisable to comply with federal or state  securities  laws,  rules and regulations and the rules of any national  securities  exchange or automated quotation  system on which the Stock is listed,  quoted,  or traded.  The  Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

         13.8     ACCELERATION  UPON DEATH OR DISABILITY.  Notwithstanding  any other  provision in the Plan or any
Participant's  Award Agreement to the contrary,  upon the  Participant's  death or Disability during his employment or service as a director or consultant,  all outstanding  Options,  Stock Appreciation  Rights, and other Awards in the nature of rights that may be exercised  shall become fully  exercisable  and all  restrictions  on  outstanding
Awards  shall  lapse.  Any  Option or Stock  Appreciation  Rights  Awards  shall  thereafter  continue  or lapse in accordance  with the other  provisions  of the Plan and the Award  Agreement.  To the  extent  that this  provision causes  Incentive  Stock Options to exceed the dollar  limitation set forth in Section  7.2(d),  the excess Options shall be deemed to be Non-Qualified Stock Options.

         13.9.    ACCELERATION  UPON A CHANGE IN CONTROL.  Except as  otherwise  provided  in the Award  Agreement, upon the occurrence of a Change in Control,  all outstanding  Options,  Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully  exercisable  and all  restrictions on outstanding
Awards  shall  lapse;  provided,  however  that  such  acceleration  will  not  occur  if,  in the  opinion  of the
Corporation's  accountants,  such acceleration would preclude the use of "pooling of interest" accounting treatment for a Change in Control  transaction  that (a) would otherwise  qualify for such accounting  treatment,  and (b) is contingent  upon  qualifying for such  accounting  treatment.  To the extent that this provision  causes  Incentive
Stock Options to exceed the dollar  limitation set forth in Section  7.2(d),  the excess Options shall be deemed to be Non-Qualified Stock Options.

         13.10.  ACCELERATION  UPON  CERTAIN  EVENTS  NOT  CONSTITUTING  A CHANGE IN  CONTROL.  In the event of the occurrence of any  circumstance,  transaction or event not  constituting a Change in Control (as defined in Section
3.1) but which the Board of Directors  deems to be, or to be reasonably  likely to lead to, an effective  change in control of the  Corporation  of a nature that would be required to be reported in response to Item 6(e) of Schedule
14A of the 1934 Act, the Committee may in its sole discretion declare all outstanding  Options,  Stock Appreciation
Rights,  and other  Awards in the  nature of rights  that may be  exercised  to be fully  exercisable,  and/or  all restrictions on all outstanding  Awards to have lapsed,  in each case, as of such date as the Committee may, in its sole  discretion,  declare,  which may be on or before the consummation of such transaction or event. To the extent that this provision  causes  Incentive  Stock Options to exceed the dollar  limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

         13.11.   ACCELERATION  FOR ANY OTHER  REASON.  Regardless of whether an event has occurred as described in
Section 13.9 or 13.10 above,  the Committee may in its sole  discretion at any time determine that all or a portion of a  Participant's  Options,  Stock  Appreciation  Rights,  and other  Awards in the nature of rights  that may be exercised shall become fully or partially  exercisable,  and/or that all or a part of the  restrictions on all or a portion of the  outstanding  Awards shall lapse,  in each case, as of such date as the  Committee  may, in its sole discretion,  declare.  The Committee may discriminate  among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 13.11.

         13.12    EFFECT OF  ACCELERATION.  If an Award is accelerated  under Section 13.9 or 13.10,  the Committee may, in its sole  discretion,  provide (i) that the Award will expire after a designated  period of time after such acceleration  to the extent not then  exercised,  (ii) that the Award will be settled in cash  rather  than  Stock,
(iii) that the Award  will be  assumed by another  party to the  transaction  giving  rise to the  acceleration  or otherwise be equitably  converted in connection  with such  transaction,  or (iv) any combination of the foregoing.
The Committee's  determination need not be uniform and may be different for different  Participants  whether or not such Participants are similarly situated.

         13.13.  PERFORMANCE GOALS.         The  Committee may  determine  that any Award granted  pursuant to this
Plan to a Participant  (including,  but not limited to, Participants who are Covered Employees) shall be determined solely on the basis of (a) the  achievement  by the  Corporation  or a Parent or Subsidiary  of a specified  target return, or target growth in return, on equity or assets,  (b) the Corporation's  stock price, (c) the Corporation's total shareholder  return (stock price  appreciation plus reinvested  dividends)  relative to a defined  comparison group or target over a specific  performance  period,  (d) the  achievement by a business unit of the  Corporation,
Parent or Subsidiary of a specified target, or target growth in, revenue,  profit  contribution,  net income, EBIT,
EBITDA,  or earnings  per share,  or (e) any  combination  of the goals set forth in (a)  through (d) above.  If an
Award is made on such basis,  the Committee  shall  establish  goals prior to the beginning of the period for which such  performance  goal  relates  (or  such  later  date as may be  permitted  under  Code  Section  162(m)  or the regulations  thereunder),  and the  Committee  has the right for any reason to reduce (but not increase) the Award, notwithstanding  the  achievement  of a specified  goal.  Any payment of an Award  granted with  performance  goals shall be  conditioned on the written  certification  of the Committee in each case that the  performance  goals and any other material conditions were satisfied.

         13.14.  TERMINATION  OF  EMPLOYMENT.  Whether  military,  government  or other  service or other  leave of absence  shall  constitute a  termination  of  employment  shall be determined in each case by the Committee at its discretion,  and any  determination  by the Committee  shall be final and  conclusive.  A termination of employment shall not occur (i) in a circumstance  in which a Participant  transfers from the Corporation to one of its Parents or  Subsidiaries,  transfers  from a Parent or  Subsidiary  to the  Corporation,  or  transfers  from one Parent or
Subsidiary to another  Parent or  Subsidiary,  or (ii) in the  discretion of the Committee as specified at or prior to such occurrence,  in the case of a spin-off of the Participant's  employer from the Corporation or any Parent or
Subsidiary.  To the extent that this provision  causes  Incentive  Stock Options to extend beyond three months from the date a  Participant  is deemed to be an employee of the  Corporation,  a Parent or  Subsidiary  for purposes of
Section  424(f) of the Code,  the  Options  held by such  Participant  shall be  deemed to be  Non-Qualified  Stock
Options.

         13.15.  LOAN  PROVISIONS.  With the consent of the  Committee,  the  Corporation  may make,  guarantee  or arrange for a loan or loans to a  Participant  with respect to the exercise of any Option  granted  under this Plan and/or with  respect to the payment of the  purchase  price,  if any, of any Award  granted  hereunder  and/or with respect to the payment by the  Participant  of any or all federal  and/or  state income taxes due on account of the granting or exercise of any Award  hereunder.  The Committee  shall have full authority to decide whether to make a loan or loans  hereunder and to determine  the amount,  terms and  provisions of any such loan or loans,  including the  interest  rate to be charged in  respect of any such loan or loans,  whether  the loan or loans are to be made with or without recourse against the borrower,  the terms on which the loan is to be repaid and the conditions,  if any, under which the loan or loans may be forgiven.

                                                    ARTICLE 14
                                           CHANGES IN CAPITAL STRUCTURE

         14.1.    GENERAL. In the event of a corporate  transaction involving the Corporation  (including,  without limitation,  any stock  dividend,  stock split,  extraordinary  cash  dividend,  recapitalization,  reorganization, merger,  consolidation,  split-up,  spin-off,  combination or exchange of shares),  the authorization  limits under
Section  5.1 and 5.4 shall be  adjusted  proportionately,  and the  Committee  may adjust  Awards to  preserve  the benefits or potential  benefits of the Awards.  Action by the Committee may include:  (i)  adjustment of the number and kind of shares  which  may be  delivered  under the Plan;  (ii)  adjustment  of the  number  and kind of shares subject to outstanding  Awards;  (iii) adjustment of the exercise price of outstanding  Awards;  and (iv) any other adjustments that the Committee  determines to be equitable.  Without  limiting the foregoing,  in the event a stock dividend or stock split is declared  upon the Stock,  the  authorization  limits under Section 5.1 and 5.4 shall be increased  proportionately,  and the shares of Stock then subject to each Award shall be increased  proportionately without any change in the aggregate purchase price therefor.

                                                    ARTICLE 15
                                      AMENDMENT, MODIFICATION AND TERMINATION

         15.1.    AMENDMENT,  MODIFICATION  AND  TERMINATION.  The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval;  provided,  however, that the Board or Committee may condition any amendment or  modification  on the approval of  shareholders  of the  Corporation if such approval is necessary or deemed advisable with respect to tax,  securities or other applicable laws,  policies or regulations.

         15.2     AWARDS  PREVIOUSLY  GRANTED.  At  any  time  and from  time to  time,  the  Committee  may amend, modify or terminate any outstanding Award without approval of the Participant;  provided,  however, that:

                  (a)      subject to the terms of the applicable  Award  Agreement,  such  amendment, modification or termination  shall not,  without the  Participant's consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested,  cashed in or otherwise settled on the date of such amendment or termination;

                  (b)      the original  term  of any Option may not be extended  without the prior approval of the shareholders of the Corporation; and

                  (c)      except as otherwise provided in the provisions of Article 14, the  exercise price of any
         Option may not be reduced, directly or  indirectly,  without the prior approval of the shareholders of the
         Corporation.

No termination,  amendment,  or modification of the Plan shall adversely affect any Award previously  granted under the Plan, without the written consent of the Participant.

                                                    ARTICLE 16
                                                GENERAL PROVISIONS

         16.1.    NO RIGHTS TO  AWARDS.  No  Participant  or any  eligible  Participant  shall have any claim to be granted  any  Award  under  the  Plan,  and  neither  the  Corporation  nor the  Committee  is  obligated  to treat
Participants or eligible Participants uniformly.

         16.2.    NO  STOCKHOLDER  RIGHTS.  No Award gives the  Participant  any of the rights of a shareholder  of the Corporation unless and until shares of Stock are in fact issued to such person in connection with such Award.

         16.3.    WITHHOLDING.  The  Corporation  or any  Parent or  Subsidiary  shall have the  authority  and the right to deduct or  withhold,  or  require a  Participant  to remit to the  Corporation,  an amount  sufficient  to satisfy  federal,  state,  and local taxes  (including the  Participant's  FICA  obligation)  required by law to be withheld with respect to any taxable event arising as a result of the Plan.  With respect to  withholding  required upon any taxable event under the Plan, the Committee  may, at the time the Award is granted or thereafter,  require or permit that any such  withholding  requirement be satisfied,  in whole or in part, by withholding from the Award shares of Stock  having a Fair Market  Value on the date of  withholding  equal to the minimum  amount (and not any greater amount)  required to be withheld for tax purposes,  all in accordance with such procedures as the Committee establishes.

         16.4.    NO RIGHT TO CONTINUED  SERVICE.  Nothing in the Plan or any Award  Agreement shall interfere with or limit in any way the right of the  Corporation  or any  Parent or  Subsidiary  to  terminate  any  Participant's employment  or status as an officer,  director,  or  consultant at any time,  nor confer upon any  Participant  any right to continue as an employee, officer, director, or consultant of the Corporation or any Parent or Subsidiary.

         l6.5.    UNFUNDED  STATUS OF AWARDS.  The Plan is  intended to be an  "unfunded"  plan for  incentive  and deferred  compensation.  With respect to any payments not yet made to a Participant  pursuant to an Award,  nothing contained in the Plan or any Award  Agreement  shall give the Participant any rights that are greater than those of a general creditor of the Corporation or any Parent or Subsidiary.

         16.6.    INDEMNIFICATION.  To the extent  allowable  under  applicable  law,  each member of the Committee shall be indemnified and held harmless by the Corporation  from any loss, cost,  liability,  or expense that may be imposed upon or reasonably  incurred by such member in connection with or resulting from any claim,  action,  suit, or  proceeding  to which  such  member  may be a party or in which he may be  involved  by reason of any  action or failure to act under the Plan and  against  and from any and all amounts  paid by such  member in  satisfaction  of judgment in such action,  suit, or proceeding against him provided he gives the Corporation an opportunity,  at its own  expense,  to handle and defend the same before he  undertakes  to handle and defend it on his own behalf.  The foregoing  right of  indemnification  shall not be exclusive of any other rights of  indemnification  to which such persons may be entitled under the  Corporation's  Certificate of  Incorporation  or Bylaws,  as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

         16.7.    RELATIONSHIP  TO OTHER  BENEFITS.  No  payment  under the Plan  shall be taken  into  account  in determining any benefits under any pension,  retirement,  savings,  profit  sharing,  group  insurance,  welfare or benefit plan of the Corporation or any Parent or Subsidiary unless provided otherwise in such other plan.

         16.8.    EXPENSES.  The  expenses  of  administering  the Plan shall be borne by the  Corporation  and its
Parents or Subsidiaries.

         16.9.    TITLES AND  HEADINGS.  The titles and  headings of the  Sections in the Plan are for  convenience of reference  only,  and in the event of any conflict,  the text of the Plan,  rather than such titles or headings, shall control.

         16.10.   GENDER AND NUMBER.  Except where  otherwise  indicated by the context,  any  masculine  term used herein also shall  include the feminine;  the plural shall include the singular and the singular  shall include the plural.

         16.11.   FRACTIONAL  SHARES.  No  fractional  shares of Stock  shall be  issued  and the  Committee  shall determine,  in its discretion,  whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

         16.12.   GOVERNMENT AND OTHER  REGULATIONS.  The  obligation of the  Corporation to make payment of awards in Stock or otherwise shall be subject to all applicable laws,  rules,  and  regulations,  and to such approvals by government  agencies as may be required.  The  Corporation  shall be under no obligation to register under the 1933
Act,  or any state  securities  act,  any of the shares of Stock  issued in  connection  with the Plan.  The shares issued in connection with the Plan may in certain  circumstances  be exempt from  registration  under the 1933 Act, and the  Corporation  may restrict  the transfer of such shares in such manner as it deems  advisable to ensure the availability of any such exemption.

         16.13.   GOVERNING  LAW. To the extent not  governed  by federal  law,  the Plan and all Award  Agreements shall be construed in accordance with and governed by the laws of the State of Florida.

         16.14    ADDITIONAL  PROVISIONS.  Each Award  Agreement may contain such other terms and conditions as the
Committee may determine;  provided that such other terms and conditions  are not  inconsistent  with the provisions of this Plan.

         16.15    Code Section 162(m).  The deduction  limits of Code Section 162(m) and the regulation  thereunder do not  apply to the  Corporation  until  such  time,  if any,  as any  class of the  Corporation's  common  equity securities is registered  under Section 12 of the 1934 Act or the  Corporation  otherwise meets the definition of a
"publicly held  corporation"  under Treasury  Regulation  1.162-27(c) or any successor  provision.  Upon becoming a publicly held  corporation,  the deduction  limits of Code Section 162(m) and the regulations  thereunder shall not apply to  compensation  payable under this Plan until the expiration of the reliance  period  described in Treasury
Regulation 1.162-27(f) or any successor regulation.

         The  foregoing  is hereby  acknowledged  as being the  Tropical  Sportswear  Int'l,  Inc.  2000  Long-Term
Incentive Plan as Amended as adopted by the Board of Directors of the Corporation on January 28, 2003.

                                            TROPICAL SPORTSWEAR INT'L CORPORATION

                                            By:      /s/ N. Larry McPherson
                                                     N. Larry McPherson

                                            Its:     Executive Vice President,
                                                     Chief Financial Officer and Treasurer